Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial information and explanatory notes illustrate the effect of the Merger (as defined below) on the financial position and results of operations of Goldman Sachs BDC, Inc. (“GSBD”) based upon the respective historical financial positions and results of operations of GSBD and Goldman Sachs Middle Market Lending Corp. (“MMLC”) under the asset acquisition method of accounting with GSBD treated as the acquirer. The unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of GSBD, which are included in GSBD’s quarterly report on Form 10-Q, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2020, and MMLC, which are included as Exhibit 99.1 hereto.

GSBD entered into the Agreement and Plan of Merger (the “Original Merger Agreement”), with MMLC, Evergreen Merger Sub Inc., a wholly owned subsidiary of GSBD (“Merger Sub”) and Goldman Sachs Asset Management, L.P., the investment adviser to each of GSBD and MMLC (“GSAM,” and together with GSBD, MMLC and Merger Sub, the “Parties”). The Parties amended and restated the Original Merger Agreement in its entirety (as amended and restated, the “Amended and Restated Merger Agreement”). Pursuant to and subject to the terms and conditions of the Amended and Restated Merger Agreement, Merger Sub will merge with and into MMLC, with MMLC continuing as the surviving company and as a wholly-owned subsidiary of GSBD (the “Initial Merger”) and, immediately thereafter, MMLC will merge with and into GSBD, with GSBD continuing as the surviving company (the “Second Merger” and, together with the Initial Merger, the “Merger”).

The unaudited pro forma condensed consolidated financial information includes the unaudited pro forma condensed consolidated Statement of Assets and Liabilities as of September 30, 2020 assuming the Merger had been completed on September 30, 2020. The unaudited pro forma condensed consolidated Statement of Operations for the nine months ended September 30, 2020, and for the year ended December 31, 2019 were prepared assuming the Merger had been completed on January 1, 2019. Additionally, the unaudited pro forma condensed consolidated financial information for the year ended December 31, 2019 includes the following events that occurred in February 2020: (i) GSBD’s issuance of $360.0 million of 2025 Notes, (ii) the amendment of the GSBD Credit Facility, and (iii) MMLC’s capital drawdowns of $61.8 million. Such unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of GSBD and MMLC from publicly available information and certain assumptions and adjustments as discussed in Note 2 “Preliminary Pro Forma Adjustments” of the accompanying notes to the unaudited pro forma condensed consolidated financial statements in this section.

The Amended and Restated Merger Agreement provides that each MMLC stockholder will be entitled to receive, for each share of MMLC common stock, par value $0.001 per share (“MMLC Common Stock”), that number of shares of GSBD common stock, par value $0.001 per share (“GSBD Common Stock”) with a net asset value (“NAV”) equal to the NAV per share of MMLC Common Stock, in each case calculated as of the same date within 48 hours (excluding Sundays and holidays) prior to the closing of the Merger.

Generally, under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than certain “non-qualifying” assets (for example cash) and does not give rise to goodwill. GSBD will be the accounting survivor of the Merger. GSBD believes that the acquisition of MMLC should be accounted for as an asset acquisition based on the nature of its pre-acquisition operations and other factors outlined in ASC 805-50—Business Combinations—Related Issues, with the fair value of total consideration paid in conjunction with the Merger allocated to the assets acquired and liabilities assumed based on their relative fair values as of the date of the Merger. See the section entitled “Accounting Treatment of the Merger” in GSBD’s joint proxy statement and prospectus that forms a part of a registration statement on Form N-14 filed with the SEC on August 4, 2020 for additional information.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the Merger been completed at the beginning of the applicable period presented, nor the impact of expense efficiencies, asset dispositions, share repurchases and other factors. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed consolidated financial information, the allocation of the pro forma purchase price reflected in the unaudited pro forma condensed consolidated financial information involves estimates, is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Merger.

See notes to unaudited pro forma condensed consolidated financial statements.

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Statement of Assets and Liabilities

As of September 30, 2020

Unaudited

(In thousands, except share and per share data)

	Actual	Actual			Pro Forma
		Goldman Sachs			Goldman Sachs BDC,
	Goldman Sachs BDC, Inc.	Middle Market Lending Corp.	Pro Forma Adjustments		Inc. Combined
Assets and Liabilities Data:
Investments, at fair value	$1,431,195	$1,688,542	$—	(A)	$3,119,737
Cash and cash equivalents, and foreign currencies	114,810	177,709	—		292,519
Deferred financing costs	8,144	1,988	1,812	(B)	11,944
Other assets	15,303	12,746	4,033	(C)	32,082

Total assets	1,569,452	1,880,985	5,845		3,456,282

Liabilities & Net Assets
Debt (net of debt issuance cost associated with GSBD)	911,685	843,219	—	(B)	1,754,904
Other liabilities	31,344	14,666	85,800	(B)(C)(D)	131,810

Total liabilities	943,029	857,885	85,800		1,886,714

Total Net Assets	626,423	1,023,100	(79,955)		1,569,568

Total liabilities and net assets	$1,569,452	$1,880,985	$5,845		$3,456,282

Number of shares of common stock outstanding	40,448,044	53,844,947	7,617,827	(E)	101,910,818

Net asset value per share	$15.49	$19.00			$15.40

See notes to unaudited pro forma condensed consolidated financial statements.

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2020

Unaudited

(In thousands, except share and per share data)

	Actual	Actual			Pro Forma
	Goldman Sachs BDC, Inc.	Goldman Sachs Middle Market Lending Corp.	Pro Forma Adjustments		Goldman Sachs BDC, Inc. Combined
Performance Data:
Interest and dividend income	$92,332	$114,331	$12,518	(A)	$219,181
Other income	1,695	2,186	—		3,881

Total investment income	94,027	116,517	12,518		223,062
Interest and other debt expenses	26,897	19,162	(2,180)	(B)	43,879
Management fees	10,901	10,739	2,088	(F)	23,728
Incentive fees	737	6,456	3,449	(F)	10,642
Other expenses	5,479	6,431	(2,790)	(C)(G)	9,120

Total expenses	44,014	42,788	567		87,369

Incentive fees waiver	(737)	—	737	(F)	—
Management fees waiver	(3,807)	—	3,807	(F)	—

Net investment income	54,557	73,729	7,407		135,693
Net realized gain (loss)	(47,389)	396	—		(46,993)
Net change in unrealized appreciation (depreciation)	(3,782)	(34,394)	(12,518)	(A)	(50,694)
Total net realized and unrealized gains (losses)	(51,171)	(33,998)	(12,518)		(97,687)
(Provision) benefit for taxes	92	(73)	—		19

Net increase (decrease) in net assets resulting from operations	3,478	39,658	(5,111)		38,025

Per Common Share Data
Weighted average shares outstanding(1)	40,413,082	53,198,038	8,264,736		101,875,856
Net investment income per share (basic and diluted)	$1.35	$1.39			$1.33
Earnings per share (basic and diluted)	$0.09	$0.75			$0.37

(1)

Basic and diluted weighted average shares outstanding for Pro Forma Goldman Sachs BDC, Inc. is estimated by adding estimated share issuance to MMLC stockholders of 61,462,774 shares to weighted average shares outstanding for GSBD for the nine months ended September 30, 2020.

See notes to unaudited pro forma condensed consolidated financial statements.

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2019

Unaudited

(In thousands, except share and per share data)

	Actual	Actual			Pro Forma
	Goldman Sachs BDC, Inc.	Goldman Sachs Middle Market Lending Corp.	Pro Forma Adjustments		Goldman Sachs BDC, Inc. Combined
Performance Data:
Interest and dividend income	$144,685	$143,781	$16,691	(A)	$305,157
Other income	2,576	1,962	—		4,538

Total investment income	147,261	145,743	16,691		309,695
Interest and other debt expenses	36,313	24,076	553	(B)	60,942
Management fees	14,696	13,665	3,360	(F)	31,721
Incentive fees	9,220	18,024	(2,710)	(F)	24,534
Other expenses	7,707	7,133	(2,455)	(C)(G)	12,385

Total expenses	67,936	62,898	(1,252)		129,582

Incentive fees waiver	(394)	—	394	(F)	—

Net investment income	79,719	82,845	17,549		180,113
Net realized gain (loss)	(39,029)	(8,750)	—		(47,779)
Net change in unrealized appreciation (depreciation)	(4,715)	(12,269)	(16,691)	(A)	(33,675)

Total net realized and unrealized gains (losses)	(43,744)	(21,019)	(16,691)		(81,454)
(Provision) benefit for taxes	173	(694)	—		(521)

Net increase (decrease) in net assets resulting from operations	36,148	61,132	858		98,138

Per Common Share Data
Weighted average shares outstanding(1)	40,313,662	47,453,793	14,008,981		101,776,436
Net investment income per share (basic and diluted)	$1.98	$1.75			$1.77
Earnings per share (basic and diluted)	$0.90	$1.29			$0.96

(1)

Basic and diluted weighted average shares outstanding for Pro Forma Goldman Sachs BDC, Inc. is estimated by adding estimated share issuance to MMLC stockholders of 61,462,774 shares to weighted average shares outstanding for GSBD for the year ended December 31, 2019.

See notes to unaudited pro forma condensed consolidated financial statements.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information related to the Merger is included as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019. On December 9, 2019, GSBD and MMLC entered into the Initial Merger Agreement, which was amended and restated in its entirety on June 11, 2020 by the Amended and Restated Merger Agreement. For the purposes of the pro forma condensed consolidated financial statements, the cost of the acquisition is based on the closing price of GSBD Common Stock as of September 30, 2020, adjusted to include a discount to reflect the impact of transfer restrictions applicable to the shares of GSBD Common Stock issued to MMLC stockholders pursuant to the terms of the Merger and the impact of $3.5 million in estimated transaction costs expected to be incurred by GSBD (the “Pro Forma Accounting Purchase Price”). The Pro Forma Accounting Purchase Price is approximately $863.2 million in stock consideration which is based upon a price of $15.04 per share of GSBD Common Stock as of September 30, 2020 and an implied value per share of MMLC Common Stock of $15.97. The pro forma adjustments included herein reflect the conversion of MMLC Common Stock into GSBD Common Stock using an exchange ratio of 1.1415 of a share of GSBD Common Stock, for each of the 53,844,947 shares of MMLC Common Stock outstanding as of September 30, 2020.

The Merger is accounted for as an asset acquisition of MMLC by GSBD in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues. In applying the asset acquisition method of accounting, GSBD is using a cost approach to allocate the cost of the assets purchased against the assets being acquired. The cost of the acquisition is determined to be the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident. On a pro forma basis, the Pro Forma Accounting Purchase Price was used as a preliminary estimate of purchase price for accounting purposes. The fair value of the Merger Consideration paid by GSBD is allocated to assets acquired and liabilities assumed based on their relative fair values as of the date of acquisition and will not give rise to goodwill. Preliminary purchase accounting allocations are detailed in Note 2 “Preliminary Purchase Accounting Allocations”.

GSBD’s financial statements include its accounts and the accounts of all its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates: The preparation of the unaudited pro forma condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Many of the amounts have been rounded, and all amounts are in thousands, except share and per share amounts.

Valuation of Portfolio Investments: The valuation processes and oversight are identical for GSBD and MMLC. As BDCs, GSBD and MMLC conduct the valuation of their assets, pursuant to which their NAV is determined, consistent with GAAP and the 1940 Act. The GSBD Board and MMLC Board, with the assistance of the GSBD Audit Committee and the MMLC Audit Committee, respectively, determines the fair value of each fund’s assets within the meaning of the 1940 Act, on at least a quarterly basis, in accordance with the terms of Financial Accounting Standards Board ASC Topic 820, Fair Value Measurement and Disclosures (“ASC 820”).

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same – to estimate the price when an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instruments and their specific characteristics. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, generally will have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value. The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three-level hierarchy for fair value measurement is defined as follows:

Level 1—inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

Level 2—inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The type of financial instruments in this category includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3—inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. Each of GSBD’s and MMLC’s assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the financial instrument.

With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures adopted by the GSBD Board and MMLC Board contemplates a multi-step valuation process each quarter, as described below:

(1)	The quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of Investment Adviser responsible for the portfolio investment;

(2)

The GSBD Board and MMLC Board also engage Independent Valuation Advisors to provide independent valuations of the investments for which market quotations are not readily available, or are readily available but deemed not reflective of the fair value of an investment. The Independent Valuation Advisors independently value such investments using quantitative and qualitative information provided by the investment professionals of the Investment Adviser as well as any market quotations obtained from independent pricing services, brokers, dealers or market dealers. The Independent Valuation Advisors also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such investments to the GSBD Board or the GSBD Audit Committee or the MMLC Board or the MMLC Audit Committee. The Independent Valuation Advisors define fair value in accordance with ASC 820 and utilize valuation approaches including the market approach, the income approach or both. A portion of the portfolio is reviewed on a quarterly basis, and all investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an investment, are reviewed at least annually by an Independent Valuation Advisor;

(3)

The Independent Valuation Advisors’ preliminary valuations are reviewed by GSAM and the Valuation Oversight Group (“VOG”), a team that is part of the Controllers Department within the Finance Division of Goldman Sachs. The Independent Valuation Advisors’ ranges are compared to GSAM’s valuations to ensure GSAM’s valuations are reasonable. VOG presents the valuations to the Private Investment Valuation and Side Pocket Working Group of the Investment Management Division Valuation Committee, which is comprised of representatives from GSAM who are independent of the investment making decision process;

(4)	The Investment Management Division Valuation Committee ratifies fair valuations and makes recommendations to the GSBD Audit Committee or the MMLC Audit Committee;

(5)

The Audit Committee of each of the GSBD Board or the MMLC Board, as applicable, reviews valuation information provided by the Investment Management Division Valuation Committee, GSAM and the Independent Valuation Advisors. The relevant Audit Committee then assesses such valuation recommendations; and

(6)

Each of the GSBD Board and the MMLC Board discusses the valuations and, within the meaning of the 1940 Act, determines the fair value of investments in good faith, based on the input of GSAM, the Independent Valuation Advisors and the relevant Audit Committee.

Income Taxes: GSBD has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, GSBD generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that GSBD timely distributes to its stockholders as dividends. To maintain its RIC status, GSBD must meet specified source-of-income and asset diversification requirements and timely distribute to stockholders at least 90% of GSBD’s investment company taxable income for each year. Depending upon the level of taxable income earned in a year, GSBD may choose to carry forward taxable income for distribution in the following year and pay any applicable tax. GSBD generally will be required to pay a U.S. federal excise tax if GSBD’s distributions during a calendar year do not exceed the sum of (1) 98% of GSBD’s net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of GSBD’s capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (3) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years.

Transaction Costs: Both GSBD and MMLC incur direct transaction costs resulting from the Merger. GSBD, as the acquirer in an asset acquisition, will capitalize its transaction costs and such costs will be reflected as an adjustment to the purchase price of MMLC. MMLC will expense its transaction costs as incurred. In the event the Merger is consummated, GSAM shall reimburse each of MMLC and GSBD, in each case in an amount of up to $4.0 million for all fees and expenses incurred and payable by MMLC or on its behalf, on the one hand, and GSBD or on its behalf, on the other hand, in connection with or related to the Merger, the Amended and Restated Merger Agreement and the related transactions (including all documented fees and expenses of counsel, accountants, experts and consultants to MMLC or the MMLC Special Committee, on the one hand, or GSBD or the GSBD Special Committee, on the other hand).

GSBD expects to incur approximately $3.5 million in estimated transaction costs net of GSAM reimbursement, which will be capitalized for the purposes of the purchase price accounting. MMLC expects to incur approximately $3.1 million in estimated transaction costs net of GSAM reimbursement.

2. PRELIMINARY PURCHASE ACCOUNTING ALLOCATIONS

The unaudited pro forma condensed consolidated financial information includes the unaudited Pro Forma Condensed Consolidated Statement of Assets and Liabilities as of September 30, 2020 assuming the Merger had been completed on September 30, 2020. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 were prepared assuming the Merger had been completed on January 1, 2019.

For purposes of the pro forma condensed consolidated financial statements, the cost of the acquisition is based on the Pro Forma Accounting Purchase Price. The Pro Forma Accounting Purchase Price is approximately $863.2 million in stock consideration which is based upon a price of $15.04 per share of GSBD Common Stock as of September 30, 2020. The unaudited Pro Forma Condensed Consolidated Statement of Assets and Liabilities reflects the issuance of 61,462,774 shares of GSBD Common Stock pursuant to the Amended and Restated Merger Agreement.

If the closing stock price of GSBD common stock were to increase or decrease by 5%, the Pro Forma Accounting Purchase Price would be approximately $906 million and $820 million, respectively.

The Merger will be accounted for using the asset acquisition method of accounting. Accordingly, the fair value of the consideration paid by GSBD in connection with the Merger will be allocated to the assets acquired and liabilities assumed based on their relative fair values as of the date of acquisition and will not give rise to goodwill.

The Merger closed in the fourth quarter of 2020. The prevailing market price of GSBD Common Stock at closing may differ from the price of GSBD Common Stock on which we have based the Pro Forma Accounting Purchase Price. To the extent that the closing sales price of GSBD Common Stock as of immediately prior to closing, adjusted to include a discount to reflect the impact of transfer restrictions applicable to the shares of GSBD Common Stock issued to MMLC stockholders pursuant to the terms of the Merger and the impact of estimated transaction costs expected to be incurred by GSBD (the “Accounting Purchase Price”) does not closely approximate the NAV of GSBD Common Stock at such time, the difference between the Accounting Purchase Price and the fair value of MMLC’s net assets acquired, would result in a purchase premium or discount (henceforth referred to as the “purchase premium (or discount)”). The purchase premium (or discount) will be allocated to the acquired assets and assumed liabilities of MMLC based on their relative fair values as of the closing date. Immediately following the Merger, GSBD will record its investments, including former MMLC investments, at their respective fair values and, as a result, the purchase premium (or discount) allocated to the cost basis of the investments acquired from MMLC will be recognized as unrealized depreciation (or appreciation). The purchase premium (or discount) allocated to the acquired MMLC investments in loans would amortize over the life of the loans through interest income with a corresponding reversal of the initial unrealized depreciation (or appreciation) on the acquired MMLC loans through their ultimate disposition. The purchase premium (or discount) allocated to the acquired MMLC investments in equity securities would not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the acquired MMLC equity securities and disposition of such equity securities at fair value, would be recognized as realized loss (or gain) with a corresponding reversal of the unrealized depreciation (or appreciation) upon disposition of such equity securities.

The following table summarizes the calculation of pro forma purchase price and adjustments to assets acquired and the liabilities assumed based on MMLC’s estimate of relative fair values:

	Goldman Sachs Middle Market Lending Corp.	Pro Forma Adjustments (1)	Pro Forma September 30, 2020
Common stock issued			$863,159

Total purchase price			863,159

Investments, at fair value	$1,688,542	$—	$1,688,542
Cash and cash equivalents	177,709	—	177,709
Deferred financing costs	1,988	(1,988)	—
Other assets	12,746	4,000	16,746

Total assets acquired	1,880,985	2,012	1,882,997
Debt	843,219	—	843,219

Other liabilities assumed (including transaction costs)	14,666	78,500	93,166

Total liabilities	857,885	78,500	936,385

Net assets acquired	$1,023,100	$(76,488)	$946,612

Purchase discount (2)			$(83,453)

(1)	Pro Forma adjustments are detailed in Note 3 “Preliminary Pro Forma Adjustments.”
(2)	Purchase discount is allocated to cost of investments acquired after initial recognition of cost at fair value of assets acquired, illustrated in the table below.

	Pro Forma Adjustments
	Goldman Sachs Middle Market Lending Corp. September 30, 2020	Recognition of Cost at Fair Value of Assets Acquired	Purchase Discount	Pro Forma September 30, 2020
Investments, at fair value:
Amortized Cost	$1,739,572	$(51,030)	$(83,453)	$1,605,089
Unrealized appreciation (depreciation) on investments	(51,030)	51,030	83,453	83,453

	$1,688,542			$1,688,542

3. PRELIMINARY PURCHASE ACCOUNTING ALLOCATIONS

(A) The pro forma adjustment to investments at fair value reflects the initial recognition by GSBD of MMLC investments at fair value, a decrease in cost of investments equal to the calculated pro forma purchase discount and a corresponding increase to unrealized appreciation (depreciation) on investments. The pro forma adjustment to interest and dividend income reflects the amortization of the purchase discount resulting from the purchase discount paid in the Merger allocated to the investments in loan securities acquired from MMLC over a period of five years (represents the average remaining term of loan securities acquired) and the corresponding reversal of the unrealized appreciation, described in the preceding sentence, on the loans acquired from MMLC. The adjustment assumes the estimated purchase discount calculated as of September 30, 2020 of $83.5 million equates to the purchase discount if the Merger had occurred on January 1, 2019. Based on these assumptions, Pro Forma Condensed Consolidated Statements of Operations reflect increases to interest income and corresponding reversals of unrealized appreciation.

(B) The pro forma adjustment to deferred financing costs on the Pro Forma Condensed Consolidated Statement of Assets and Liabilities reflects the elimination of $2.0 million of unamortized deferred financing costs associated with the extinguishment of MMLC’s revolving credit facility debt balance on the Pro Forma Condensed Consolidated Statement of Assets and Liabilities, which is offset by the anticipated increase in capacity and amount outstanding under the GSBD existing credit facility (the “GSBD Credit Facility”) following the consummation of the Merger, as discussed below.

In addition, the pro forma adjustment reflects approximately $3.8 million in fees and expenses to be capitalized to deferred financing costs on the Pro Forma Condensed Consolidated Statement of Assets and Liabilities and the corresponding liability to be recorded in other liabilities for the fees and expenses incurred in connection with increasing the borrowing capacity of the GSBD Credit Facility upon consummation of the Merger.

The adjustment of $2.2 million to interest and other debt expenses on the Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2020 includes (i) the elimination of unamortized deferred financing costs associated with MMLC’s revolving credit facility that will not be acquired as part of the Merger; (ii) amortization of deferred financing costs associated with the aforementioned increase of borrowing capacity to the GSBD Credit Facility; and (iii) a recalculation of the interest expense related to MMLC’s outstanding debt balance utilizing the weighted average interest rate of 2.69% as of September 30, 2020 for the GSBD Credit Facility that will remain in place following the consummation of the Merger.

The adjustment of $0.6 million to interest and other debt expenses on the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2019, includes (i) the elimination of unamortized deferred financing costs associated with MMLC’s revolving credit facility that will not be acquired as part of the Merger; (ii) amortization of deferred financing costs associated with the February 25, 2020 amendment to the GSBD Credit Facility and the aforementioned increase in capacity to the GSBD Credit Facility; (iii) amortization of debt issuance costs associated with the 2025 Notes issuance and the corresponding interest expense; and (iv) a recalculation of the interest expense related to the estimated weighted average debt outstanding of $900.0 million utilizing the weighted average interest rate of 3.64% under the amended terms for the GSBD Credit Facility that will remain in place following the consummation of the Merger.

(C) In the event the Merger is consummated, GSAM shall reimburse each of MMLC and GSBD, in each case in an amount of up to $4.0 million for all fees and expenses incurred and payable by MMLC or on its behalf, on the one hand, and GSBD or on its behalf, on the other hand, in connection with or related to the Merger, the Amended and Restated Merger Agreement and the related transactions (including all documented fees and expenses of counsel, accountants, experts and consultants to MMLC or the MMLC Special Committee, on the one hand, or GSBD or the GSBD Special Committee, on the other hand). An asset equal to the aggregate reimbursement amount of $8.0 million was added to the Pro Forma Condensed Consolidated Statement of Assets and Liabilities.

GSBD’s estimated transaction costs are $7.5 million, for which $1.0 million was capitalized for the year ended December 31, 2019 and an incremental $3.0 million was capitalized for the nine months ended September 30, 2020. Transaction expenses for GSBD are included in other assets on GSBD’s Consolidated Statement of Assets and Liabilities and have been removed as the transaction costs are capitalized in the purchase price. The remaining estimated outstanding transaction costs of $3.5 million were added to the Pro Forma Condensed Consolidated Statements of Assets and Liabilities, within other liabilities. Estimated transaction costs are $ 3.5 million net of GSAM reimbursement, which have been capitalized, as well as utilized for purposes of calculating the exchange ratio.

MMLC’s estimated transaction costs are $7.1 million, for which $1.5 million was expensed for the year ended December 31, 2019 and an incremental $2.1 million was expensed for the nine months ended September 30, 2020. The remaining estimated outstanding transaction costs of $3.5 million were added to the Pro Forma Condensed Consolidated Statements of Assets and Liabilities, within other liabilities. Transaction expenses for MMLC are included in other expenses on MMLC’s Consolidated Statement of Operations and have been removed from the Pro-Forma Condensed Statement of Operations as these are non-recurring expenses.

(D) In addition to the pro forma adjustment made in footnotes (B) and (C), the pro forma adjustment reflects the estimated distribution of approximately $75.0 million to MMLC stockholders relating to the pre-closing period that the MMLC Board will declare prior to the closing, subject to MMLC’s compliance with all applicable regulatory requirements and covenants contained in debt agreements to which MMLC is party or subject.

(E) This pro forma adjustment reflects shares of GSBD Common Stock issued to MMLC stockholders based on an exchange ratio of 1.1415 shares of GSBD Common Stock for each share of MMLC Common Stock held as of September 30, 2020. For purposes of calculating the exchange ratio, the NAV of MMLC as of September 30, 2020 was adjusted by (i) elimination of unamortized deferred financing discussed in footnote (B), (ii) estimated net transaction costs discussed in footnote (C); and (iii) the distribution to MMLC stockholders discussed in footnote (D). New shares of GSBD Common Stock issued equal the adjusted NAV per share of MMLC Common Stock of $17.58 divided by the adjusted NAV per share of GSBD Common Stock as of September 30, 2020 of $15.40. This resulted in an increase in total combined shares outstanding of 7,617,827.

(F) After the Merger, MMLC’s assets will be subject to the Second Amended and Restated Investment Management Agreement, dated June 15, 2018, by and between GSBD and GSAM (the “GSBD Investment Management Agreement”). The adjustments included in the Pro Forma Condensed Consolidated Statements of Operations are to account for differences in the calculation of management and incentive fees between the Investment Management Agreement, dated January 13, 2017, by and between MMLC and GSAM (the “MMLC Investment Management Agreement”) and the GSBD Investment Management Agreement.

In addition, the voluntary management fee waiver for GSBD has been removed from the Pro-Forma Condensed Statement of Operations as this was a non-recurring waiver.

In addition, in connection with the Merger, GSAM has agreed to waive a portion of its incentive fee for nine quarters, commencing with the quarter ending December 31, 2019 through and including the quarter ending December 31, 2021, otherwise payable by GSBD under the GSBD Investment Management Agreement, for each such quarter in an amount sufficient to ensure that GSBD’s net investment income per weighted share outstanding for such quarter is at least $0.48 per share. Because the Incentive Fee Waiver is temporary and short-term, the calculation of incentive fees presented in the Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 do not take into account the Incentive Fee Waiver and has been removed from the Pro-Forma Condensed Statement of Operations.

(G) In addition to the pro forma adjustment made to other expenses in footnote (C) for MMLC transaction expenses, which are included in other expenses on MMLC’s Consolidated Statement of Operations and have been removed from the Pro Forma Condensed Statement of Operations as these are non-recurring expenses, the pro forma adjustment to other expenses reflects the impact of the Merger on professional fees and general and administrative expenses representing cost savings attributable to the Merger.

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Schedule of Investments

Unaudited

As of September 30, 2020

(In thousands)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
1st Lien Senior Secured Debt
3SI Security Systems, Inc.	Commercial Services & Supplies	6.75%	L + 5.75%; 1.00% Floor	6/16/2023	14,419	14,228	—	—	14,419	14,228	(1)
3SI Security Systems, Inc.	Commercial Services & Supplies	6.75%	L + 5.75%; 1.00% Floor	6/16/2023	—	—	2,193	2,166	2,193	2,166	(1)
A Place For Mom, Inc.	Diversified Consumer Services	4.75%	L + 3.75%; 1.00% Floor	8/10/2024	8,769	7,897	—	—	8,769	7,897
Accuity Delivery Systems, LLC	Health Care Providers & Services	8.00%	L + 7.00%; 1.00% Floor	6/13/2023	9,989	10,424	14,222	14,842	24,211	25,266	^ (1) (2)
Acquia, Inc.	Software	8.00%	L + 7.00%; 1.00% Floor	10/31/2025	12,147	11,993	17,877	17,651	30,024	29,644	(1) (2)
Acquia, Inc.	Software		L + 7.00%; 1.00% Floor	10/31/2025	(22)	(40)	(33)	(58)	(55)	(98)	(1) (2) (3)
Ansira Partners, Inc.	Professional Services	7.50%	L + 6.50% PIK; 1.00% Floor	12/20/2024	4,634	3,865	—	—	4,634	3,865
Ansira Partners, Inc.	Professional Services	7.50%	L + 6.50% PIK; 1.00% Floor	12/20/2024	285	238	—	—	285	238
Apptio, Inc.	IT Services	8.25%	L + 7.25%; 1.00% Floor	1/10/2025	32,198	32,212	45,735	45,755	77,933	77,967	(1) (2)
Apptio, Inc.	IT Services		L + 7.25%; 1.00% Floor	1/10/2025	(32)	(33)	(45)	(47)	(77)	(80)	(1) (2) (3)
Associations, Inc.	Real Estate Management & Development	8.00%	L + 7.00% (incl. 3.00% PIK); 1.00% Floor	7/30/2024	13,744	13,303	19,582	18,954	33,326	32,257	(1) (2)
Associations, Inc.	Real Estate Management & Development	8.23%	L + 7.00% (incl. 3.00% PIK); 1.00% Floor	7/30/2024	2,965	2,868	4,224	4,086	7,189	6,954	(1) (2) (3)
Associations, Inc.	Real Estate Management & Development	7.00%	L + 6.00%; 1.00% Floor	7/30/2024	582	563	829	802	1,411	1,365	(1) (2)
ATX Networks Corp.	Communications Equipment	8.75%	L + 7.75% (incl. 1.50% PIK); 1.00% Floor	12/31/2023	7,208	6,352	—	—	7,208	6,352
ATX Networks Corp.	Communications Equipment	8.75%	L + 7.75% (incl. 1.50% PIK); 1.00% Floor	12/31/2023	457	404	—	—	457	404
Badger Sportswear, Inc.	Textiles, Apparel & Luxury Goods	6.25%	L + 5.00%; 1.00% Floor	9/11/2023	7,102	5,363	—	—	7,102	5,363
Barbri, Inc.	Diversified Consumer Services	5.33%	L + 4.25%; 1.00% Floor	12/1/2023	6,225	5,681	—	—	6,225	5,681
BJH Holdings III Corp. (dba Jack’s Family Restaurants)	Hotels, Restaurants & Leisure	6.50%	L + 5.50%; 1.00% Floor	8/19/2025	6,110	5,916	8,952	8,667	15,062	14,583	(2)
Brillio, LLC	IT Services	5.75%	L + 4.75%; 1.00% Floor	2/6/2025	4,429	4,363	6,468	6,371	10,897	10,734	(1) (2)
Brillio, LLC	IT Services	5.75%	L + 4.75%; 1.00% Floor	2/6/2025	755	721	1,100	1,050	1,855	1,771	(1) (2) (3)
Bullhorn, Inc.	Professional Services	6.75%	L + 5.75%; 1.00% Floor	9/30/2026	10,717	10,748	15,702	15,749	26,419	26,497	(2)
Bullhorn, Inc.	Professional Services	6.75%	L + 5.75%; 1.00% Floor	9/30/2026	222	223	326	327	548	550	(2)
Bullhorn, Inc.	Professional Services	6.75%	L + 5.75%; 1.00% Floor	9/30/2026	177	178	260	260	437	438	(2)
Bullhorn, Inc.	Professional Services		L + 5.75%; 1.00% Floor	9/30/2026	(9)	(7)	(13)	(11)	(22)	(18)	(2) (3)
Bullhorn, Inc.	Professional Services		L + 5.75%; 1.00% Floor	9/30/2026	(10)	(8)	(14)	(12)	(24)	(20)	(2) (3)
Businessolver.com, Inc.	Health Care Technology	8.50%	L + 7.50%; 1.00% Floor	5/15/2023	12,403	12,235	29,726	29,324	42,129	41,559	(1) (2)
Businessolver.com, Inc.	Health Care Technology	8.50%	L + 7.50%; 1.00% Floor	5/15/2023	10,986	10,896	—	—	10,986	10,896	(1) (2)
Businessolver.com, Inc.	Health Care Technology	8.50%	L + 7.50%; 1.00% Floor	5/15/2023	1,859	1,835	4,455	4,399	6,314	6,234	(1) (2)
Businessolver.com, Inc.	Health Care Technology		L + 7.50%; 1.00% Floor	5/15/2023	(17)	(39)	(40)	(94)	(57)	(133)	(1) (2) (3)
CFS Management, LLC (dba Center for Sight Management)	Health Care Providers & Services	6.75%	L + 5.75%; 1.00% Floor	7/1/2024	4,723	4,595	6,884	6,697	11,607	11,292	(1) (2)
CFS Management, LLC (dba Center for Sight Management)	Health Care Providers & Services	6.75%	L + 5.75%; 1.00% Floor	7/1/2024	1,407	1,368	2,051	1,995	3,458	3,363	(1) (2)
Chronicle Bidco Inc. (dba Lexitas)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	11/14/2025	6,825	6,739	10,043	9,916	16,868	16,655	(1) (2)
Chronicle Bidco Inc. (dba Lexitas)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	11/14/2025	2,872	2,837	4,230	4,178	7,102	7,015	(1) (2)
Chronicle Bidco Inc. (dba Lexitas)	Professional Services		L + 5.75%; 1.00% Floor	11/14/2025	(15)	(26)	(22)	(39)	(37)	(65)	(1) (2) (3)
Collaborative Imaging, LLC (dba Texas Radiology Associates)	Health Care Providers & Services	7.50%	L + 6.50%; 1.00% Floor	3/28/2025	8,806	8,633	12,566	12,319	21,372	20,952	^^^ (1) (2)
Collaborative Imaging, LLC (dba Texas Radiology Associates)	Health Care Providers & Services	7.50%	L + 6.50%; 1.00% Floor	3/28/2025	6,518	6,404	9,550	9,383	16,068	15,787	^^^ (1) (2)
ConnectWise, LLC	IT Services	7.00%	L + 6.00%; 1.00% Floor	2/28/2025	13,231	13,329	19,464	19,608	32,695	32,937	(1) (2)
ConnectWise, LLC	IT Services		L + 6.00%; 1.00% Floor	2/28/2025	(17)	(10)	(26)	(15)	(43)	(25)	(1) (2) (3)
Convene 237 Park Avenue, LLC (dba Convene)	Real Estate Management & Development	9.00%	L + 7.50%; 1.50% Floor	8/30/2024	20,852	18,020	30,492	26,350	51,344	44,370	(1) (2)
Convene 237 Park Avenue, LLC (dba Convene)	Real Estate Management & Development	9.00%	L + 7.50%; 1.50% Floor	8/30/2024	6,113	5,287	8,962	7,752	15,075	13,039	(1) (2)
CorePower Yoga LLC	Diversified Consumer Services	7.00%	L + 6.00% (incl. 1.25% PIK); 1.00% Floor	5/14/2025	9,541	8,215	14,214	12,240	23,755	20,455	(2)
CorePower Yoga LLC	Diversified Consumer Services	7.00%	L + 6.00% (incl. 1.25% PIK); 1.00% Floor	5/14/2025	127	34	189	50	316	84	(2) (3)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services	6.25%	L + 5.25%; 1.00% Floor	10/3/2025	11,304	11,430	16,684	16,870	27,988	28,300	(1) (2)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services		L + 5.25%; 1.00% Floor	10/3/2025	(9)	—	(14)	—	(23)	—	(1) (2) (3)
DDS USA Holding, Inc.	Health Care Equipment & Supplies	6.75%	L + 5.75%; 1.00% Floor	6/30/2022	3,766	3,738	5,350	5,310	9,116	9,048	(1) (2)
DDS USA Holding, Inc.	Health Care Equipment & Supplies	6.75%	L + 5.75%; 1.00% Floor	6/30/2022	3,560	3,533	5,056	5,018	8,616	8,551	(1) (2)
DDS USA Holding, Inc.	Health Care Equipment & Supplies	6.75%	L + 5.75%; 1.00% Floor	6/30/2022	537	529	763	751	1,300	1,280	(1) (2) (3)
Diligent Corporation	Professional Services	7.25%	L + 6.25%; 1.00% Floor	8/4/2025	18,147	18,170	25,860	25,892	44,007	44,062	(2)
Diligent Corporation	Professional Services	7.25%	L + 6.25%; 1.00% Floor	8/4/2025	10,124	10,012	14,438	14,279	24,562	24,291	(2)
Diligent Corporation	Professional Services		L + 6.25%; 1.00% Floor	8/4/2025	(25)	(33)	(34)	(45)	(59)	(78)	(2) (3)
DocuTAP, Inc.	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	5/12/2025	23,431	23,255	34,102	33,845	57,533	57,100	(1) (2)
E2open, LLC	Software	6.75%	L + 5.75%; 1.00% Floor	11/26/2024	16,007	15,492	23,864	23,095	39,871	38,587	(2)
Elemica Parent, Inc.	Chemicals	5.73%	L + 5.50%	9/18/2025	2,822	2,682	4,135	3,930	6,957	6,612	(1) (2)
Elemica Parent, Inc.	Chemicals	5.72%	L + 5.50%	9/18/2025	281	262	406	379	687	641	(1) (2) (3)
Elemica Parent, Inc.	Chemicals		L + 5.50%	9/18/2025	(6)	(39)	(9)	(58)	(15)	(97)	(1) (2) (3)
Empirix, Inc.	Diversified Telecommunication Services	7.25%	L + 6.25%; 1.00% Floor	9/25/2024	21,647	21,265	30,870	30,323	52,517	51,588	(1) (2)

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Schedule of Investments (continued)

Unaudited

As of September 30, 2020

(In thousands)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
Empirix, Inc.	Diversified Telecommunication Services		L + 6.25%; 1.00% Floor	9/25/2023	(14)	(39)	(19)	(54)	(33)	(93)	(1) (2) (3)
Eptam Plastics, Ltd.	Health Care Equipment & Supplies	6.50%	L + 5.50%; 1.00% Floor	12/6/2025	4,221	4,160	6,247	6,157	10,468	10,317	(1) (2)
Eptam Plastics, Ltd.	Health Care Equipment & Supplies	6.50%	L + 5.50%; 1.00% Floor	12/6/2025	903	890	1,336	1,317	2,239	2,207	(1) (2)
Eptam Plastics, Ltd.	Health Care Equipment & Supplies		L + 5.50%; 1.00% Floor	12/6/2025	(12)	(50)	(18)	(74)	(30)	(124)	(1) (2) (3)
Fenergo Finance 3 Limited	Diversified Financial Services	7.00%	L + 6.00%; 1.00% Floor	9/5/2024	20,431	20,609	29,040	29,292	49,471	49,901	(1) (2) (4)
Fenergo Finance 3 Limited	Diversified Financial Services		L + 6.00%; 1.00% Floor	9/5/2024	(14)	(15)	(19)	(21)	(33)	(36)	(1) (2) (3) (4)
Fenergo Finance 3 Limited	Diversified Financial Services		L + 6.00%; 1.00% Floor	9/5/2024	(20)	(22)	(30)	(32)	(50)	(54)	(1) (2) (3) (4)
Foundation Software	Construction & Engineering	10.25%	P + 7.00%; 2.00% Floor	8/31/2027	418	418	418	418	836	836	(2)
Foundation Software	Construction & Engineering		P + 7.00%; 2.00% Floor	8/31/2026	(2)	(2)	(2)	(2)	(4)	(4)	(2) (3)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure		L + 7.00% (incl. 1.50% PIK); 1.00% Floor	8/21/2023	—	(1)	—	(3)	—	(4)	(1) (3)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	8/21/2023	4,347	4,252	11,145	10,901	15,492	15,153	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	8/21/2023	869	850	2,228	2,178	3,097	3,028	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	8/21/2023	549	537	1,408	1,377	1,957	1,914	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure		L + 7.00% (incl. 1.50% PIK); 1.00% Floor	8/21/2023	(7)	(21)	(19)	(53)	(26)	(74)	(1) (3)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	8/21/2023	—	—	3,977	3,864	3,977	3,864	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	8/21/2023	—	—	2,991	2,905	2,991	2,905	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	8/21/2023	—	—	2,975	2,891	2,975	2,891	(1)
Gastro Health Holdco, LLC	Health Care Providers & Services	7.02%	L + 6.00%; 1.00% Floor	9/4/2024	9,542	9,268	13,600	13,209	23,142	22,477	(1) (2)
Gastro Health Holdco, LLC	Health Care Providers & Services	7.00%	L + 6.00%; 1.00% Floor	9/4/2024	4,973	4,831	7,020	6,820	11,993	11,651	(1) (2)
Gastro Health Holdco, LLC	Health Care Providers & Services	7.01%	L + 6.00%; 1.00% Floor	9/4/2024	4,783	4,637	6,801	6,593	11,584	11,230	(1) (2)
Gastro Health Holdco, LLC	Health Care Providers & Services		L + 6.00%; 1.00% Floor	9/4/2023	(24)	(85)	(34)	(123)	(58)	(208)	(1) (2) (3)
GH Holding Company (dba Grace Hill)	Real Estate Management & Development	4.65%	L + 4.50%	2/28/2023	7,294	7,166	—	—	7,294	7,166	(1)
GI Revelation Acquisition LLC (dba Consilio)	IT Services	5.15%	L + 5.00%	4/16/2025	4,630	4,460	—	—	4,630	4,460
GK Holdings, Inc. (dba Global Knowledge)	IT Services	9.00%	L + 8.00%; 1.00% Floor	1/20/2021	8,479	4,510	—	—	8,479	4,510
GlobalTranz Enterprises, Inc.	Road & Rail	5.16%	L + 5.00%	5/15/2026	7,495	6,423	11,167	9,569	18,662	15,992	(2)
Governmentjobs.com, Inc. (dba NeoGov)	Software	7.50%	L + 6.50%; 1.00% Floor	2/5/2026	17,971	17,984	28,621	28,643	46,592	46,627	(1) (2)
Governmentjobs.com, Inc. (dba NeoGov)	Software	7.50%	L + 6.50%; 1.00% Floor	2/5/2026	139	140	222	224	361	364	(1) (2) (3)
Granicus, Inc.	Software	8.00%	L + 7.00%; 1.00% Floor	8/21/2026	9,032	9,029	13,226	13,221	22,258	22,250	(2)
Granicus, Inc.	Software		L + 7.00%; 1.00% Floor	8/21/2026	(16)	(16)	(23)	(23)	(39)	(39)	(2) (3)
Halo Branded Solutions, Inc.	Commercial Services & Supplies	5.50%	L + 4.50%; 1.00% Floor	6/30/2025	6,393	5,797	—	—	6,393	5,797
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)	Hotels, Restaurants & Leisure	7.75%	L + 6.75%; 1.00% Floor	7/9/2025	22,869	21,478	34,072	32,000	56,941	53,478	(1) (2)
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)	Hotels, Restaurants & Leisure		L + 6.75%; 1.00% Floor	7/9/2025	(23)	(136)	(34)	(203)	(57)	(339)	(1) (2) (3)
Hygiena Borrower LLC	Life Sciences Tools & Services	5.00%	L + 4.00%; 1.00% Floor	8/26/2022	12,006	11,828	5,084	5,019	17,090	16,847
Hygiena Borrower LLC	Life Sciences Tools & Services		L + 4.00%; 1.00% Floor	8/26/2022	(8)	(26)	(4)	(11)	(12)	(37)	(3)
iCIMS, Inc.	Software	7.50%	L + 6.50%; 1.00% Floor	9/12/2024	29,470	29,372	41,988	41,849	71,458	71,221	(1) (2)
iCIMS, Inc.	Software	7.50%	L + 6.50%; 1.00% Floor	9/12/2024	5,419	5,409	7,720	7,707	13,139	13,116	(1) (2)
iCIMS, Inc.	Software		L + 6.50%; 1.00% Floor	9/12/2024	(25)	(33)	(35)	(47)	(60)	(80)	(1) (2) (3)
Infinity Sales Group	Media	11.50%	L + 10.50%; 1.00% Floor	11/23/2022	25,579	25,898	—	—	25,579	25,898	(1)
Instructure Holdings	Diversified Consumer Services	8.00%	L + 7.00%; 1.00% Floor	3/24/2026	25,435	25,477	38,142	38,206	63,577	63,683	(1) (2)
Instructure Holdings	Diversified Consumer Services		L + 7.00%; 1.00% Floor	3/24/2026	(23)	(20)	(34)	(30)	(57)	(50)	(1) (2) (3)
Integral Ad Science, Inc.	Interactive Media & Services	8.25%	L + 7.25% (incl. 1.25% PIK); 1.00% Floor	7/19/2024	25,548	24,927	36,403	35,519	61,951	60,446	(1) (2)
Integral Ad Science, Inc.	Interactive Media & Services		L + 6.00%; 1.00% Floor	7/19/2023	(21)	(68)	(29)	(97)	(50)	(165)	(1) (2) (3)
Internet Truckstop Group, LLC (dba Truckstop)	Transportation Infrastructure	6.50%	L + 5.50%; 1.00% Floor	4/2/2025	21,607	21,600	31,500	31,491	53,107	53,091	(1) (2)
Internet Truckstop Group, LLC (dba Truckstop)	Transportation Infrastructure		L + 5.50%; 1.00% Floor	4/2/2025	(34)	(36)	(49)	(52)	(83)	(88)	(1) (2) (3)
Iracore International Holdings, Inc.	Energy Equipment & Services	10.00%	L + 9.00%; 1.00% Floor	4/12/2021	2,917	2,910	—	—	2,917	2,910	^ (1)
Jill Acquisition LLC (dba J. Jill)	Specialty Retail	6.00%	L + 5.00%; 1.00% Floor	5/8/2024	6,569	4,476	—	—	6,569	4,476
Kawa Solar Holdings Limited	Construction & Engineering			12/31/2020	3,603	3,181	—	—	3,603	3,181	^ (1) (4) (5)
Kawa Solar Holdings Limited	Construction & Engineering			12/31/2020	2,683	—	—	—	2,683	—	^ (1) (4) (5)
Lithium Technologies, Inc.	Interactive Media & Services	9.00%	L + 8.00%; 1.00% Floor	10/3/2022	38,519	37,310	49,473	47,920	87,992	85,230	(1) (2)
Lithium Technologies, Inc.	Interactive Media & Services	9.21%	L + 8.00%; 1.00% Floor	10/3/2022	420	333	539	428	959	761	(1) (2) (3)
Mailgun Technologies, Inc.	Interactive Media & Services	6.00%	L + 5.00%; 1.00% Floor	3/26/2025	15,525	15,776	22,628	22,995	38,153	38,771	(1) (2)
Mailgun Technologies, Inc.	Interactive Media & Services		L + 5.00%; 1.00% Floor	3/26/2025	—	—	—	—	—	—	(1) (2) (3)
MedeAnalytics, Inc.	Health Care Technology		L + 6.50%; 1.00% Floor	10/9/2026	—	—	—	—	—	—	(2) (3)
Mervin Manufacturing, Inc.	Leisure Products	8.50%	L + 7.50%; 1.00% Floor	9/30/2022	10,830	10,236	—	—	10,830	10,236	(1)
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	11/15/2024	20,244	20,248	29,059	29,064	49,303	49,312	(1) (2)
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	11/15/2024	1,867	1,865	2,651	2,647	4,518	4,512	(1) (2) (3)
MRI Software LLC	Real Estate Management & Development	6.50%	L + 5.50%; 1.00% Floor	2/10/2026	8,728	8,498	13,901	13,534	22,629	22,032
MRI Software LLC	Real Estate Management & Development		L + 5.50%; 1.00% Floor	2/10/2026	(5)	(12)	(7)	(20)	(12)	(32)	(3)
MRI Software LLC	Real Estate Management & Development		L + 5.50%; 1.00% Floor	2/10/2026	(6)	(22)	(9)	(35)	(15)	(57)	(3)
Netvoyage Corporation (dba NetDocuments)	Software	8.75%	L + 7.75%; 1.00% Floor	3/22/2024	8,354	8,175	7,787	7,620	16,141	15,795	(1) (2)
Netvoyage Corporation (dba NetDocuments)	Software	8.75%	L + 7.75%; 1.00% Floor	3/22/2024	3,895	3,831	5,842	5,747	9,737	9,578	(1) (2)
Netvoyage Corporation (dba NetDocuments)	Software	8.75%	L + 7.75%; 1.00% Floor	3/22/2024	785	771	867	851	1,652	1,622	(1) (2)

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Schedule of Investments (continued)

Unaudited

As of September 30, 2020

(In thousands)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
Netvoyage Corporation (dba NetDocuments)	Software		L + 7.75%; 1.00% Floor	3/24/2022	(4)	(21)	(4)	(20)	(8)	(41)	(1) (2) (3)
Output Services Group, Inc.	Diversified Consumer Services	4.69%	L + 4.50%; 1.00% Floor	3/27/2024	3,900	2,803	—	—	3,900	2,803
Pharmalogic Holdings Corp.	Health Care Equipment & Supplies	4.15%	L + 4.00%	6/11/2023	3,209	3,053	—	—	3,209	3,053	(1)
Pharmalogic Holdings Corp.	Health Care Equipment & Supplies	4.15%	L + 4.00%	6/11/2023	1,744	1,659	—	—	1,744	1,659	(1)
Pharmalogic Holdings Corp.	Health Care Equipment & Supplies	4.15%	L + 4.00%	6/11/2023	1,710	1,630	—	—	1,710	1,630	(1)
Pharmalogic Holdings Corp.	Health Care Equipment & Supplies	4.15%	L + 4.00%	6/11/2023	921	877	—	—	921	877	(1)
Picture Head Midco LLC	Entertainment	8.25%	L + 7.25% (incl. 0.5% PIK); 1.00% Floor	8/31/2023	18,132	16,778	27,004	24,995	45,136	41,773	(1) (2)
PlanSource Holdings, Inc.	Health Care Technology	7.25%	L + 6.25%; 1.00% Floor	4/22/2025	22,415	21,983	33,396	32,752	55,811	54,735	(1) (2)
PlanSource Holdings, Inc.	Health Care Technology		L + 6.25%; 1.00% Floor	4/22/2025	(48)	(110)	(72)	(164)	(120)	(274)	(1) (2) (3)
Power Stop, LLC	Auto Components	4.65%	L + 4.50%	10/19/2025	7,453	7,094	10,689	10,174	18,142	17,268	(2)
Premier Imaging, LLC (dba Lucid Health)	Health Care Providers & Services	6.75%	L + 5.75%; 1.00% Floor	1/2/2025	11,531	11,156	16,906	16,356	28,437	27,512	(1) (2)
Professional Physical Therapy	Health Care Providers & Services	9.58%	L + 8.50% (incl. 2.50% PIK); 1.00% Floor	12/16/2022	5,328	5,155	—	—	5,328	5,155	(1)
Project Eagle Holdings, LLC	Aerospace & Defense	9.25%	L + 8.25%; 1.00% Floor	7/6/2026	441	441	441	441	882	882	(2)
Project Eagle Holdings, LLC	Aerospace & Defense		L + 8.25%; 1.00% Floor	7/6/2026	(1)	(1)	(1)	(1)	(2)	(2)	(2) (3)
PT Intermediate Holdings III, LLC (dba Parts Town)	Trading Companies & Distributors	6.50%	L + 5.50%; 1.00% Floor	10/15/2025	11,621	10,796	17,115	15,901	28,736	26,697	(2)
Purfoods, LLC	Health Care Providers & Services	7.25%	L + 6.25%; 1.00% Floor	8/12/2026	293	293	293	293	586	586	(2)
Purfoods, LLC	Health Care Providers & Services		L + 6.25%; 1.00% Floor	8/12/2026	(2)	(3)	(2)	(3)	(4)	(6)	(2) (3)
Riverpoint Medical, LLC	Health Care Equipment & Supplies	5.50%	L + 4.50%; 1.00% Floor	6/21/2025	8,893	8,595	13,250	12,806	22,143	21,401	(1) (2)
Riverpoint Medical, LLC	Health Care Equipment & Supplies		L + 4.50%; 1.00% Floor	6/21/2025	(7)	(62)	(10)	(92)	(17)	(154)	(1) (2) (3)
Selectquote, Inc.	Insurance	7.00%	L + 6.00%; 1.00% Floor	11/5/2024	8,044	8,182	11,878	12,082	19,922	20,264	(2)
SF Home Décor, LLC (dba SureFit Home Décor)	Household Products	10.75%	L + 9.75%; 1.00% Floor	7/13/2022	18,342	16,822	23,142	21,224	41,484	38,046	(1) (2)
Shopatron, LLC (dba Kibo)	Internet & Direct Marketing Retail	9.00%	L + 8.00%; 1.00% Floor	12/18/2020	5,943	5,921	8,845	8,813	14,788	14,734	(1) (2)
Shopatron, LLC (dba Kibo)	Internet & Direct Marketing Retail	9.00%	L + 8.00%; 1.00% Floor	12/18/2020	1,843	1,833	2,743	2,729	4,586	4,562	(1) (2) (6)
SMS Systems Maintenance Services, Inc.	IT Services	6.00%	L + 5.00%; 1.00% Floor	10/30/2023	3,231	2,537	—	—	3,231	2,537
SPay, Inc. (dba Stack Sports)	Interactive Media & Services	8.75%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	6/17/2024	10,475	9,339	14,950	13,329	25,425	22,668	(1) (2)
SPay, Inc. (dba Stack Sports)	Interactive Media & Services	8.84%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	6/17/2024	760	677	1,087	969	1,847	1,646	(1) (2)
SPay, Inc. (dba Stack Sports)	Interactive Media & Services	8.97%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	6/17/2024	384	340	546	484	930	824	(1) (2)
Syntellis Performance Solutions, LLC	Health Care Technology	9.00%	L + 8.00%; 1.00% Floor	8/2/2027	407	407	407	407	814	814	(1) (2)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	Health Care Providers & Services	6.25%	L + 5.25%; 1.00% Floor	8/15/2025	10,713	10,470	15,615	15,261	26,328	25,731	(1) (2)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	Health Care Providers & Services		L + 5.25%; 1.00% Floor	8/15/2025	(23)	(65)	(33)	(95)	(56)	(160)	(1) (2) (3)
Tronair Parent Inc.	Air Freight & Logistics	5.75%	L + 4.75%; 1.00% Floor	9/8/2023	6,689	5,242	—	—	6,689	5,242
U.S. Acute Care Solutions, LLC	Health Care Providers & Services	7.00%	L + 6.00%; 1.00% Floor	5/17/2021	6,277	5,722	—	—	6,277	5,722
US Med Acquisition, Inc.	Health Care Equipment & Supplies	9.00%	L + 8.00%; 1.00% Floor	8/13/2021	29,303	28,823	—	—	29,303	28,823	(1)
Viant Medical Holdings, Inc.	Health Care Equipment & Supplies	7.25%	L + 6.25%; 1.00% Floor	7/2/2025	12,701	12,247	18,693	18,025	31,394	30,272	(2)
Villa Bidco Inc (dba Authority Brands)	Diversified Consumer Services	6.75%	L + 5.75%; 1.00% Floor	3/21/2025	10,512	10,516	15,764	15,770	26,276	26,286	(1) (2)
Villa Bidco Inc (dba Authority Brands)	Diversified Consumer Services	8.00%	P + 4.75%; 2.00% Floor	3/21/2025	102	102	153	153	255	255	(1) (2) (3)
VRC Companies, LLC (dba Vital Records Control)	Commercial Services & Supplies	7.50%	L + 6.50%; 1.00% Floor	3/31/2023	18,395	18,411	9,867	9,851	28,262	28,262	(1)
VRC Companies, LLC (dba Vital Records Control)	Commercial Services & Supplies		L + 6.50%; 1.00% Floor	3/31/2022	(6)	(7)	(1)	(2)	(7)	(9)	(1) (3)
WebPT, Inc.	Health Care Technology	7.75%	L + 6.75%; 1.00% Floor	8/28/2024	10,026	9,784	14,690	14,336	24,716	24,120	(1) (2)
WebPT, Inc.	Health Care Technology	7.75%	L + 6.75%; 1.00% Floor	8/28/2024	514	488	753	716	1,267	1,204	(1) (2) (3)
WebPT, Inc.	Health Care Technology		L + 6.75%; 1.00% Floor	8/28/2024	(10)	(51)	(15)	(75)	(25)	(126)	(1) (2) (3)
Wine.com, LLC	Beverages	8.00%	L + 7.00%; 1.00% Floor	11/14/2024	6,305	6,384	8,866	8,977	15,171	15,361	(1) (2)
Wolfpack IP Co. (dba Lone Wolf Technologies)	Real Estate Management & Development	7.00%	L + 6.00%; 1.00% Floor	6/13/2025	31,174	31,377	46,445	46,748	77,619	78,125	(1) (2) (4)
Wolfpack IP Co. (dba Lone Wolf Technologies)	Real Estate Management & Development		L + 6.00%; 1.00% Floor	6/13/2025	(50)	(32)	(74)	(47)	(124)	(79)	(1) (2) (3) (4)
WorkForce Software, LLC	Software	7.50%	L + 6.50%; 1.00% Floor	7/31/2025	8,632	8,560	12,582	12,477	21,214	21,037	(1) (2)
WorkForce Software, LLC	Software		L + 6.50%; 1.00% Floor	7/31/2025	(12)	(19)	(18)	(28)	(30)	(47)	(1) (2) (3)
Wrike, Inc.	Professional Services	7.75%	L + 6.75%; 1.00% Floor	12/31/2024	22,341	22,704	31,744	32,260	54,085	54,964	(1) (2)
Wrike, Inc.	Professional Services		L + 6.75%; 1.00% Floor	12/31/2024	(23)	—	(33)	—	(56)	—	(1) (2) (3)
Xactly Corporation	IT Services	8.25%	L + 7.25%; 1.00% Floor	7/29/2022	26,925	26,698	34,533	34,242	61,458	60,940	(1) (2)
Xactly Corporation	IT Services		L + 7.25%; 1.00% Floor	7/29/2022	(13)	(30)	(16)	(38)	(29)	(68)	(1) (2) (3)
Yasso, Inc.	Food Products	8.75%	L + 7.75%; 1.00% Floor	3/23/2022	7,905	7,960	7,297	7,348	15,202	15,308	(1) (2)

TOTAL FIRST LIEN SENIOR SECURED					1,121,283	1,080,514	1,320,702	1,290,854	2,441,985	2,371,368

1st Lien/Last-Out Unitranche
Doxim, Inc.	Diversified Financial Services	7.00%	L + 6.00%; 1.00% Floor	2/28/2024	11,656	11,603	26,741	26,618	38,397	38,221	(1) (2)
Doxim, Inc.	Diversified Financial Services	7.00%	L + 6.00%; 1.00% Floor	2/28/2024	612	609	21,930	21,816	22,542	22,425	(1) (2)
RugsUSA, LLC	Household Products	7.00%	L + 6.00%; 1.00% Floor	4/30/2023	5,796	5,799	8,267	8,272	14,063	14,071	(1) (2)
Smarsh, Inc.	Interactive Media & Services	8.88%	L + 7.88%; 1.00% Floor	3/31/2021	17,090	16,964	43,607	43,313	60,697	60,277	(1) (2)

TOTAL FIRST LIEN/LAST-OUT UNITRANCHE(7)					35,154	34,975	100,545	100,019	135,699	134,994

2nd Lien Senior Secured Debt
American Dental Partners, Inc.	Health Care Providers & Services	9.50%	L + 8.50%; 1.00% Floor	9/25/2023	5,660	5,279	5,261	4,906	10,921	10,185	(1) (2)
ASC Acquisition Holdings, LLC	Distributors	7.00%	L + 7.00% PIK	11/14/2025	7,754	7,364	—	—	7,754	7,364	^ (1)

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Schedule of Investments (continued)

Unaudited

As of September 30, 2020

(In thousands)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
Bolttech Mannings, Inc.	Commercial Services & Supplies	8.25%	L + 8.00% PIK	11/20/2022	12,820	12,763	—	—	12,820	12,763	^^ (1)
Chase Industries, Inc. (dba Senneca Holdings)	Building Products		11.00% PIK	5/11/2026	—	—	11,847	—	11,847	—	(1) (2) (8)
Chase Industries, Inc. (dba Senneca Holdings)	Building Products	10.00% PIK	10.00% PIK	11/11/2025	—	—	10,750	9,933	10,750	9,933	(1) (2)
ERC Finance, LLC (dba Eating Recovery Center)	Health Care Providers & Services	9.22%	L + 8.22%; 1.00% Floor	9/22/2025	19,484	19,107	24,994	24,511	44,478	43,618	(1) (2)
Genesis Acquisition Co. (dba ProCare Software)	Diversified Financial Services	7.80%	L + 7.50%	7/31/2025	6,868	6,335	9,811	9,050	16,679	15,385	(1) (2)
Genesis Acquisition Co. (dba ProCare Software)	Diversified Financial Services	7.80%	L + 7.50%	7/31/2025	1,763	1,629	2,448	2,263	4,211	3,892	(1) (2)
GK Holdings, Inc. (dba Global Knowledge)	IT Services		L + 12.25%; 1.00% Floor	1/20/2022	2,977	750	—	—	2,977	750	(8)
Hygiena Borrower LLC	Life Sciences Tools & Services	8.75%	L + 7.75%; 1.00% Floor	8/26/2023	1,837	1,795	2,617	2,557	4,454	4,352	(1)
Hygiena Borrower LLC	Life Sciences Tools & Services	8.75%	L + 7.75%; 1.00% Floor	8/26/2023	96	94	137	134	233	228	(1)
ICP Industrial, Inc.	Chemicals	9.25%	L + 8.25%; 1.00% Floor	5/3/2024	20,080	19,686	28,447	27,888	48,527	47,574	(1) (2)
IHS Intermediate Inc. (dba Interactive Health Solutions)	Health Care Providers & Services		L + 8.25%; 1.00% Floor	7/20/2022	9,902	—	—	—	9,902	—	(1) (8)
Intelligent Medical Objects, Inc.	Health Care Technology	9.50%	L + 8.50%; 1.00% Floor	12/22/2024	—	—	21,514	21,298	21,514	21,298	(1) (2)
Market Track, LLC	Media	8.75%	L + 7.75%; 1.00% Floor	6/5/2025	21,751	21,201	19,595	19,100	41,346	40,301	(1) (2)
MPI Engineered Technologies, LLC	Auto Components	12.00% PIK	12.00% PIK	7/15/2025	13,580	12,154	—	—	13,580	12,154	(1)
MPI Products LLC	Auto Components			7/15/2025	—	—	—	—	—	—	(1) (5)
National Spine and Pain Centers, LLC	Health Care Providers & Services	9.25%	L + 8.25%; 1.00% Floor	12/2/2024	18,730	18,288	17,063	16,660	35,793	34,948	(1) (2)
Odyssey Logistics & Technology Corporation	Road & Rail	9.00%	L + 8.00%; 1.00% Floor	10/12/2025	18,416	15,539	26,191	22,100	44,607	37,639	(2)
SMB Shipping Logistics, LLC (dba Worldwide Express)	Air Freight & Logistics	9.00%	L + 8.00%; 1.00% Floor	2/3/2025	41,174	39,062	24,704	23,437	65,878	62,499	(1) (2)
Spectrum Plastics Group, Inc.	Containers & Packaging	8.00%	L + 7.00%; 1.00% Floor	1/31/2026	6,225	5,135	6,255	5,160	12,480	10,295	(2)
USRP Holdings, Inc. (dba U.S. Retirement Partners)	Insurance	9.75%	L + 8.75%; 1.00% Floor	9/29/2025	—	—	9,609	9,166	9,609	9,166	(1) (2)
USRP Holdings, Inc. (dba U.S. Retirement Partners)	Insurance	9.75%	L + 8.75%; 1.00% Floor	9/29/2025	—	—	1,570	1,497	1,570	1,497	(1) (2)
Xcellence, Inc. (dba Xact Data Discovery)	IT Services	9.75%	L + 8.75%; 1.00% Floor	6/22/2024	—	—	25,641	24,860	25,641	24,860	(1) (2)
YI, LLC (dba Young Innovations)	Health Care Equipment & Supplies	8.75%	L + 7.75%; 1.00% Floor	11/7/2025	14,905	13,712	21,140	19,448	36,045	33,160	(1) (2)
Zep Inc.	Chemicals	9.25%	L + 8.25%; 1.00% Floor	8/11/2025	23,381	18,594	29,963	23,828	53,344	42,422	(2)

TOTAL SECOND LIEN					247,403	218,487	299,557	267,796	546,960	486,283

Unsecured Debt
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies)	Aerospace & Defense	12.00% PIK		3/6/2021	4,327	4,327	—	—	4,327	4,327	^ (1)
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies)	Aerospace & Defense	12.00% PIK		3/6/2021	1,888	1,888	—	—	1,888	1,888	^ (1)
Conergy Asia & ME Pte. LTD.	Construction & Engineering			6/30/2021	1,119	996	—	—	1,119	996	^ (1) (4) (5)

TOTAL UNSECURED DEBT					7,334	7,211	—	—	7,334	7,211

Preferred Stock
Accuity Delivery Systems, LLC	Health Care Providers & Services				3,200	6,313	4,500	8,878	7,700	15,191	^ (1) (2) (5) (9)
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies)	Aerospace & Defense				10,186	30,125	—	—	10,186	30,125	^ (1) (5) (9)
Conergy Asia Holdings, Ltd.	Construction & Engineering				600	—	—	—	600	—	^ (1) (4) (5) (9)
Exostar LLC - Class A	Aerospace & Defense				10	10	10	10	20	20	(2) (5) (9)
Foundation Software	Construction & Engineering				11	11	11	11	22	22	(2) (5) (9)
Kawa Solar Holdings Limited	Construction & Engineering		8.00% PIK		778	—	—	—	778	—	^ (1) (4) (8) (9)
Wine.com, LLC	Beverages				1,900	4,685	2,700	6,657	4,600	11,342	(1) (2) (5) (9)

TOTAL PREFERRED STOCK					16,685	41,144	7,221	15,556	23,906	56,700

Common Stock
ASC Acquisition Holdings, LLC	Distributors				125	209	—	—	125	209	^ (1) (5) (9)
ASC Acquisition Holdings, LLC	Distributors				13,745	10,083	—	—	13,745	10,083	^ (1) (5) (9)
Bolttech Mannings, Inc.	Commercial Services & Supplies				14,885	6,656	—	—	14,885	6,656	^^ (1) (5) (9)
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies)	Aerospace & Defense				2,393	12,314	—	—	2,393	12,314	^ (1) (5) (9)
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Class B	Health Care Providers & Services				1,141	1,349	1,580	1,868	2,721	3,217	^^^ (1) (2) (9)
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Performance Units	Health Care Providers & Services				159	270	220	374	379	644	^^^ (1) (2) (4) (5) (9)
Conergy Asia Holdings, Ltd.	Construction & Engineering				4,700	—	—	—	4,700	—	^ (1) (4) (5) (9)
Country Fresh Holding Company Inc.	Food Products				839	41	1,053	52	1,892	93	(1) (2) (5) (9)
Elah Holdings, Inc.	Capital Markets				2,234	2,234	3,163	3,162	5,397	5,396	^ (1) (2) (5) (9)
Exostar LLC - Class B	Aerospace & Defense				—	—	—	—	—	—	(2) (5) (9)
Foundation Software - Class B	Construction & Engineering				—	—	—	—	—	—	(2) (5) (9)
Iracore International Holdings, Inc.	Energy Equipment & Services				7,003	7,824	—	—	7,003	7,824	^ (1) (5) (9)
Jill Acquisition LLC (dba J. Jill)	Specialty Retail				56	51	—	—	56	51	(5) (9)
Kawa Solar Holdings Limited	Construction & Engineering				—	—	—	—	—	—	^ (1) (4) (5) (9)
National Spine and Pain Centers, LLC	Health Care Providers & Services				600	358	500	298	1,100	656	(1) (2) (5) (9)
Prairie Provident Resources, Inc.	Oil, Gas & Consumable Fuels				9,237	40	—	—	9,237	40	^^^ (4) (5)
Wrike, Inc.	Professional Services				2,165	5,645	3,075	8,018	5,240	13,663	(1) (2) (5) (9)
Yasso, Inc.	Food Products				850	586	790	545	1,640	1,131	(1) (2) (5) (9)

TOTAL COMMON STOCK					60,132	47,660	10,381	14,317	70,513	61,977

ASC Acquisition Holdings, LLC	Distributors				756	1,204	—	—	756	1,204	^ (1) (9)
KDOR Holdings Inc. (dba Senneca Holdings)	Building Products				—	—	1,036	—	1,036	—	(1) (2) (9)
KDOR Holdings Inc. (dba Senneca Holdings)	Building Products				—	—	108	—	108	—	(1) (2) (9)
KDOR Holdings Inc. (dba Senneca Holdings)	Building Products				—	—	22	—	22	—	(1) (2) (9)

TOTAL WARRANTS					756	1,204	1,166	0	1,922	1,204

Total investment before Pro Forma Adjustments					1,488,747	1,431,195	1,739,572	1,688,542	3,228,319	3,119,737

Estimated Purchase Price Allocation Adjustment Before Purchase Discount									(51,030)

Estimated Purchase Discount Adjustment									(83,453)

TOTAL INVESTMENTS (10)									3,093,836

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Schedule of Investments (continued)

Unaudited

As of September 30, 2020

(In thousands)

*	Assets are pledged as collateral for the GSBD Credit Facility.
(+)

The Pro Forma Condensed Schedule of Investments discloses the actual interest rate for partially or fully funded debt in effect as of the reporting date. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either LIBOR (“L”) or alternate base rate (commonly based on the Prime Rate (“P”)), at the borrower’s option, which reset periodically based on the terms of the credit agreement. L loans are typically indexed to 12 month, 6 month, 3 month, 2 month, 1 month or 1 week L rates. As of September 30, 2020, rates for the 12 month, 6 month, 3 month, 2 month, 1 month and 1 week L are 0.36%, 0.26%, 0.23%, 0.19%, 0.15% and 0.10%, respectively. As of September 30, 2020, P was 3.25%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at September 30, 2020.

^

As defined in the 1940 Act, the investment is deemed to be an “affiliated person” of the combined company because the combined company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities.

^^

As defined in the 1940 Act, the investment is deemed to be a “controlled affiliated person” of the combined company because the combined company owns, either directly or indirectly, 25% or more of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.

^^^	The portfolio company is otherwise deemed to be an “affiliated person” of the combined company under the 1940 Act.
(1)	The fair value of the investment was determined using significant unobservable inputs.
(2)	Represent co-investments made with the combined company’s affiliates in accordance with the terms of the exemptive relief that the combined company received from the SEC.
(3)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan.

(4)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The combined company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the combined company’s total assets.

(5)	Non-income producing security.
(6)	The investment includes an exit fee that is receivable upon repayment of the loan.
(7)

In exchange for the greater risk of loss, the “last-out” portion of the combined company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion that the combined company would continue to hold.

(8)	The investment is on non-accrual status as of September 30, 2020.
(9)

Securities exempt from registration under the Securities Act, and may be deemed to be “restricted securities” under the Securities Act. The acquisition dates of the restricted securities are as follows:

Investment	Acquisition Date
ASC Acquisition Holdings, LLC - Warrants	08/14/2020
ASC Acquisition Holdings, LLC - Common Stock	08/14/2020
ASC Acquisition Holdings, LLC - Common Stock	08/14/2020
Accuity Delivery Systems, LLC - Preferred Stock	06/13/2018
Bolttech Mannings, Inc. - Common Stock	12/22/2017
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies) - Preferred Stock	07/01/2016
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies) - Common Stock	07/01/2016
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Class B - Common Stock	03/30/2018
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Performance Units - Common Stock	03/30/2018
Conergy Asia Holdings, Ltd. - Common Stock	07/31/2017
Conergy Asia Holdings, Ltd. - Preferred Stock	08/23/2017
Country Fresh Holding Company Inc. - Common Stock	04/29/2019
Elah Holdings, Inc. - Common Stock	05/09/2018
Exostar LLC - Class A - Preferred Stock	07/06/2020
Exostar LLC - Class B - Common Stock	07/06/2020
Foundation Software - Preferred Stock	08/31/2020
Foundation Software - Class B - Common Stock	08/31/2020
Iracore International Holdings, Inc. - Common Stock	04/13/2017
Jill Acquisition LLC (dba J. Jill) - Common Stock	09/30/2020
Kawa Solar Holdings Limited - Common Stock	08/17/2016
Kawa Solar Holdings Limited - Preferred Stock	10/25/2016
KDOR Holdings Inc. (dba Senneca Holdings) - Warrants	05/29/2020
KDOR Holdings Inc. (dba Senneca Holdings) - Warrants	05/29/2020
KDOR Holdings Inc. (dba Senneca Holdings) – Warrants	06/22/2020
National Spine and Pain Centers, LLC - Common Stock	06/02/2017
Wine.com, LLC - Preferred Stock	11/14/2018
Wrike, Inc. - Common Stock	12/31/2018
Yasso, Inc. - Common Stock	03/23/2017

(10)

Total investments excludes investment in a money market fund, if any, managed by an affiliate of Group Inc. As of September 30, 2020, the combined company’s investment in an affiliated Money Market Fund is $258,030. The annualized seven-day yield as of September 30, 2020 is 0.00%.

PIK – Payment-In-Kind